PRICING SUPPLEMENT NO. 6                                       Rule 424(b)(3)
DATED: January 28, 1998                                    File No. 333-43565
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:           Floating Rate Notes            Book Entry Notes
$10,000,000                 [x]                            [x]

Original Issue Date:        Fixed Rate Notes               Certificated Notes
February 3, 1998            [_]                            [_]

Maturity Date:
February 3, 1999

Option to Extend Maturity:  No  [x]

                            Yes [_]   Final Maturity Date:


                                                 Optional             Optional
                         Redemption              Repayment            Repayment
Redeemable On            Price(s)                Date(s)              Price(s)
-------------            -----------             ----------           ----------
N/A                      N/A                     N/A                  N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[_]         Federal Funds Rate               Interest Reset Date(s): *

[x]         Treasury Rate                    Interest Reset Period: Monthly

[_]         LIBOR Reuters                    Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate                       Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  N/A

Spread (plus or minus): +0.52%

--------------------------------

* Weekly on each Tuesday, or the day following the Treasury auction.

**       5/4/98, 8/3/98, 11/3/98 and 2/3/99.

***      The three-month Treasury rate on February 2, 1998 plus 52
          basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

NYFS04...:\25\22625\0123\2041\AAA1308S.310